Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (“Assignment”) is made as of July 30, 2017 between ZymoGenetics, Inc., a Washington corporation (“Assignor”), and Seattle Genetics, Inc., a Delaware corporation (“Assignee”), and is entered into with reference to the following facts:

1. Assignor is the Buyer under that certain Purchase Agreement dated as of June 16, 2017, by and between Assignor and BMR-3450 Monte Villa Parkway LLC, a Delaware limited liability company, as Seller (the “Purchase Agreement”), with respect to all of the real property, appurtenances, improvements, personal property and intangible property included in the definition of “Property” therein located in Bothell, Washington, and commonly known as Monte Villa Parkway Research Center, Bothell, Washington.

2. Assignor has the right to assign all of its right, title and interest under the Purchase Agreement to Assignee as provided herein.

3. Assignor desires to assign all of its right, title and interest as Buyer under the Purchase Agreement to Assignee, and Assignee desires to assume all of Assignor’s right, title and interest as Buyer under the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest as Buyer under the Purchase Agreement, and Assignee accepts the assignment and assumes and agrees to perform, all the obligations of Assignor as Buyer under the Purchase Agreement.

2. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties shall execute and deliver or cause to be executed and delivered such further instruments and documents and to take such further action as may be reasonably necessary to effect or carry out the provisions contemplated by this Assignment.

3. Assignor represents and warrants to Assignee that, to the best of Assignor’s knowledge, (i) the Purchase Agreement is in full force and effect, (ii) Buyer has performed all Buyer obligations under the Purchase Agreement which as of the date hereof have been required to be performed, and (iii) no event or condition has occurred, or is occurring, that is an event of default under the Purchase Agreement.

4. This Assignment is made without any representation or warranty, express or implied, except for those representations and warranties, if any, expressly set forth herein.

5. This Assignment may be signed in one or more counterparts and together the counterparts shall constitute an original assignment.

Signature page follows.

ASSIGNOR:		ASSIGNEE:

ZYMOGENETICS, INC.,		SEATTLE GENETICS, INC.,
a Washington corporation		a Delaware corporation

By:	/s/ Denis Butkovic	By:	/s/ Clay B. Siegall
Name:	Denis Butkovic	Name:	Clay B. Siegall, Ph.D.
Title:	Authorized Signatory	Title:	President and CEO